UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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CIMPRESS N.V.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIMPRESS N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Cimpress N.V. will hold an Extraordinary General Meeting of Shareholders:

on Wednesday, April 25, 2018
at 10:00 a.m. Central European Time
at the offices of Stibbe N.V.
Beethovenplein 10
1077 WM Amsterdam
The Netherlands

MATTERS TO BE ACTED UPON AT THE EXTRAORDINARY GENERAL MEETING:

(1) Approve a first amendment to article 4.1 of our articles of association to increase our authorized capital from EUR 2,000,000 to EUR 3,858,000,000 and increase the nominal value of each ordinary share and each preferred share from EUR 0.01 to EUR 19.29;

(2) Approve a second amendment to article 4.1 of our articles of association to decrease our authorized capital from EUR 3,858,000,000 to EUR 2,000,000 and decrease the nominal value of each ordinary share and each preferred share from EUR 19.29 to EUR 0.01; and

(3) Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting.

Shareholders of record at the close of business on March 28, 2018 are entitled to vote at the extraordinary general meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete, sign, date, and promptly return the enclosed proxy card in the envelope that we or your bank or brokerage firm have provided. Your prompt response will ensure that your shares are represented at the extraordinary general meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement.

All shareholders are cordially invited to attend the extraordinary general meeting.

By order of the Management Board,

/s/ Robert S. Keane

Chairman of the Management Board, President and
  Chief Executive Officer
March 30, 2018

CIMPRESS N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

to be held on April 25, 2018

This proxy statement contains information about the Extraordinary General Meeting of Shareholders of Cimpress N.V., which we refer to in this proxy statement as the meeting. We will hold the meeting on Wednesday, April 25, 2018 at the offices of Stibbe, Beethovenplein 10, 1077 WM Amsterdam, the Netherlands. The meeting will begin at 10:00 a.m. Central European Time.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Management Board of Cimpress N.V. (which is also referred to as we, us, or Cimpress in this proxy statement) for use at the meeting and at any adjournment of the meeting.

We are first mailing the Notice of Extraordinary General Meeting and this proxy statement on or about April 3, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders:

This proxy statement is available for viewing, printing and downloading at http://proxy.ir.CIMPRESS.com. In addition, the draft deeds of amendment with respect to each proposed amendment to our articles of association are available at our offices at the address above, are attached to this proxy statement, and are available for viewing, printing, and downloading at http://proxy.ir.CIMPRESS.com.

We will furnish without charge a copy of this proxy statement, as filed with the United States Securities and Exchange Commission, or SEC, and the deeds of amendment described above to any shareholder or person with meeting rights who requests it in writing to Cimpress N.V., c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This proxy statement is also available on the SEC’s web site at www.sec.gov.

INFORMATION ABOUT THE EXTRAORDINARY GENERAL MEETING AND VOTING

What is the purpose of the meeting?

At the meeting, our shareholders will consider and act upon the two proposals listed in the Notice of Extraordinary General Meeting of Shareholders that appears on the first page of this proxy statement. Our Management Board and Supervisory Board are not aware of any other business to be transacted at the meeting.

Who can vote?

To be able to vote on the matters listed in the Notice of Extraordinary General Meeting of Shareholders on the first page of this proxy statement, you must have held ordinary shares of Cimpress at the close of business on March 28, 2018, which is the record date for the meeting. Shareholders of record at the close of business on March 28, 2018 are entitled to vote on each proposal at the meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is 30,714,481. Currently, there are no outstanding preferred shares of Cimpress.

How many votes do I have?

Each ordinary share of Cimpress that you owned on the record date entitles you to one vote on each matter that is voted on at the meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below, vote your shares, and submit your proxy as soon as possible to ensure that your shares are represented and voted at the meeting.

How do I vote?

If you are a holder of record and your shares are not held in “street name” by a bank or brokerage firm, you may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. For your vote to be counted at the meeting, our transfer agent, Computershare Trust Company, Inc., must receive your proxy no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting.

If the shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The shares you own will be voted according to the instructions you return to Computershare Trust Company or your bank or brokerage firm. If you are a holder of record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Management Board and Supervisory Board. If your shares are held in street name at a broker and you do not timely provide voting instructions in accordance with the instructions provided by your broker, then a “broker non-vote” will occur because both proposals described in this proxy statement are "non-routine," meaning that brokers do not have discretionary authority to vote on your behalf. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote such shares on a particular matter.

If you are a record holder and attend the meeting in person, then you may also vote in person. If you hold your shares in street name and wish to attend the meeting or vote in person, then you must follow the instructions below under “How do I attend the meeting and vote in person?”

Can I change my vote or revoke my proxy after I have mailed my proxy card?

Yes. If your shares are held in street name by a bank or brokerage firm and you wish to revoke or change your voting instructions, then you must follow the directions you receive from your bank or brokerage firm. If you are a holder of record and your shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•
signing another proxy card with a later date and delivering the new proxy card to our Senior Securities Counsel at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting;

•	delivering to our Senior Securities Counsel written notice no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

How do I attend the meeting and vote in person?

If you wish to attend our meeting in Amsterdam, the Netherlands in person, please send our Senior Securities Counsel written notice at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than April 20, 2018. If you need directions to the meeting, please call Investor Relations at +1 781-652-6480.

If you wish to attend the meeting and your shares are held in street name by a bank or brokerage firm, then you must provide the written notice referenced above and also bring with you to the meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under our articles of association, holders of at least one third of our outstanding ordinary shares must be represented at the meeting to constitute a quorum. The first proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present. The second proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present unless less than half of our outstanding ordinary shares are represented at the meeting, in which case the second proposal would require a vote of at least two-thirds of the votes cast at the meeting.

For both proposals, Dutch law and our articles of association provide that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the meeting. Abstentions and broker non-votes are not counted as either votes in favor of a proposal or votes against a proposal and therefore have no impact on the voting, although abstentions do count for the purpose of determining the size of the quorum.

Who will count the votes?

Computershare Trust Company, Inc., our transfer agent, will count, tabulate, and certify the votes.

How do the Management Board and Supervisory Board recommend that I vote on the proposals?

The Management Board and Supervisory Board recommend that you vote FOR both of the proposals listed in the Notice of Extraordinary General Meeting of Shareholders on the first page of this proxy statement.

Do the executive officers or members of the Supervisory Board have any substantial interests in these proposals?

No, our executive officers and Supervisory Board members do not have any substantial direct or indirect interests in the proposals, except to the extent of their ownership of our ordinary shares.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Management Board and Supervisory Board do not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then, to the extent permitted by applicable law, the persons named in the proxy card that accompanies this proxy statement may exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

Within four business days after the meeting, we will report the voting results on a Current Report on Form 8-K that we will file with the SEC.

How and when may I submit a shareholder proposal, including a shareholder nomination for a Supervisory Board position, for the 2018 annual general meeting of shareholders?

Because we are a Dutch limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and timeframes apply if you wish to submit a candidate to be considered for nomination to our Supervisory Board at our 2018 annual general meeting or if you wish to submit another kind of proposal for consideration by shareholders at our 2018 annual general meeting.

Under our articles of association, if you are interested in submitting a proposal, you must fulfill the requirements set forth in our articles of association, including satisfying both of the following criteria:

•	We must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than 60 days before the 2018 annual general meeting, and

•	The number of ordinary shares you hold must equal at least 3% of our issued share capital.

Under our articles of association, shareholders do not have the right to nominate or appoint their own candidates for positions on our Supervisory Board directly, but if you submit information about a potential candidate for the Supervisory Board to our Nominating and Corporate Governance Committee, then the committee will consider whether he or she is appropriate for nomination to our Supervisory Board.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2018 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and the deadline for submitting your proposal to us is earlier than the deadline specified above: For your proposal to be eligible for inclusion in our proxy statement for our 2018 annual general meeting, we must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than June 25, 2018.

Any proposals, nominations or notices under our articles of association or pursuant to Rule 14a-8 should be sent to:

Secretary, Cimpress N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

With a copy to:
General Counsel
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $10,500 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our Supervisory Board members, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Supervisory Board members, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us by emailing IR@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you may contact us per the above if you are a holder of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of March 12, 2018 (except as otherwise indicated in the footnotes below) by:

•	each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;

•	each current member of our Supervisory Board;

•	our named executive officers who are listed in the Summary Compensation Table in our proxy statement dated October 23, 2017; and

•	all of our current Supervisory Board members and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
Arlington Value Capital LLC(4)	1,713,815	5.6%
222 S. Main Street, Suite 1750
Salt Lake City, UT 84101

FMR LLC(5)	2,229,970	7.3
245 Summer Street
Boston, MA 02210 USA

Janus Henderson Group plc(6)	3,957,706	12.9
201 Bishopsgate
EC2M 3AE London UK

Prescott General Partners LLC	4,656,492	15.2
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

The Spruce House Partnership LP	2,358,903	7.7
435 Hudson Street, 8th Floor
New York, NY 10014 USA

Vanguard Group Inc(7)	1,769,723	5.8
PO Box 2600 V26
Valley Forge, PA 19482

Named Executive Officers and Supervisory Board members
Robert S. Keane(8)(9)	3,451,632	10.6

Cornelis David Arends(10)	15,450	*

Katryn S. Blake(9)	20,425	*

Paolo De Cesare(9)	20,766	*

Sophie A. Gasperment	—	0

John J. Gavin, Jr.(9)(11)	56,012	*

Donald LeBlanc(9)	25,961	*

Sean E. Quinn	—	0

Richard T. Riley(9)(12)	73,119	*

Nadia Shouraboura(9)	6,319	*

Zachary S. Sternberg(13)	2,374,246	7.7

Mark T. Thomas(9)(14)	17,426	*

Scott Vassalluzzo(9)(15)	75,993	*

Lawrence A. Gold(16)	1,775	*

Donald R. Nelson(16)	—	0

All current executive officers and Supervisory Board members as a group (13 persons) (9)	6,137,349	18.8%
_____________

*	Less than 1%

(1)	Unless otherwise indicated, the address of each executive officer and Supervisory Board member is c/o Cimpress N.V., Hudsonweg 8, 5928 LW Venlo, the Netherlands.

(2)
For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship, as determined under SEC rules. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of March 12, 2018 (i.e., May 11, 2018), including through the exercise of share options or the vesting of restricted share units. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)
The percentage ownership for each shareholder on March 12, 2018 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 30,712,600, the number of ordinary shares outstanding on March 12, 2018, plus any shares issuable to the shareholder within 60 days after March 12, 2018 (i.e., May 11, 2018), including restricted share units that vest and share options that are exercisable on or before May 11, 2018.

(4)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 13, 2018.

(5)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 13, 2018.

(6)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 12, 2018.

(7)	This information is based solely upon a Schedule 13G that the shareholder filed with the SEC on February 9, 2018.

(8)
Includes an aggregate of (i) 1,531,131 shares held by irrevocable discretionary trusts established for the benefit of Mr. Keane or members of his immediate family, or the Trusts, and other entities that are wholly owned by the Trusts, and (ii) 91,181 shares held by a charitable entity established by Mr. Keane and his spouse. Trustees who are independent of Mr. Keane or his spouse hold exclusive voting and investment power with respect to the ordinary shares owned by the Trusts and the ordinary shares issuable pursuant to share options held by the Trusts; Mr. Keane and his spouse do not hold such power with respect to the Trusts. Mr. Keane and his spouse share voting and investment power with respect to the shares held by the charitable entity. Mr. Keane and his spouse disclaim beneficial ownership of the shares and share options held by the Trusts, entities owned by the Trusts, and the charitable entity except to the extent of their pecuniary interest therein.

(9)
Includes the number of shares listed below that each executive officer and supervisory director has the right to acquire under share options and restricted share units that vest on or before May 11, 2018:

     • Mr. Keane: 1,829,320 shares, held by the Trusts
     • Ms. Blake: 9,297 shares
     • Mr. De Cesare: 11,212 shares
     • Mr. Gavin: 23,983 shares
     • Mr. LeBlanc: 2,829 shares
     • Mr. Riley: 14,435 shares
     • Dr. Shouraboura: 4,970 shares
     • Mr. Thomas: 4,208 shares
     • Mr. Vassalluzzo: 4,970 shares
     • All current executive officers and supervisory directors in the aggregate: 1,905,224 shares

(10)
Includes 11,900 shares held by a limited company of which Mr. Arends is a managing director. Mr. Arends disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11)	Includes 32,029 shares held by a trust of which Mr. Gavin and his wife are trustees.

(12)	Includes 57,324 shares held by two grantor annuity trusts of which Mr. Riley is the trustee.

(13)
Includes 2,358,903 shares held by The Spruce House Partnership LP. The general partner of The Spruce House Partnership LP is Spruce House Capital LLC, of which Mr. Sternberg is a managing member. Mr. Sternberg disclaims beneficial ownership of the shares held by The Spruce House Partnership LP except to the extent of his pecuniary interest therein.

(14)
Includes 1,800 shares held by a family limited liability company of which Mr. Thomas is a manager. Mr. Thomas disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(15)
Includes 2,174 shares held in investment accounts established for the benefit of certain family members, with respect to which Mr. Vassalluzzo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(16)	Messrs. Gold and Nelson ceased to be executive officers in January 2017 and departed Cimpress in fiscal year 2017.

BACKGROUND AND OVERVIEW

Summary Overview

In order to more closely align our Dutch statutory financial statements with those we file with the SEC using United States generally accepted accounting principles, or U.S. GAAP, we are converting our Dutch statutory financial statements to International Financial Reporting Standards. We are using an election that allows us to step up our subsidiaries to their fair value which creates a corresponding legal revaluation reserve within equity in our Dutch statutory financial statements. By increasing then decreasing the nominal value of our ordinary shares and preferred shares as described in this proxy statement, we would move a portion of the newly established revaluation reserve to another category of equity that we can use for corporate purposes including share repurchases (referred to as distributable reserves). This proposed movement to distributable reserves is intended to give us flexibility to allocate our capital in the future (starting with the adoption of our Dutch statutory financial statements at our next Annual General Meeting) to repurchase our ordinary shares in connection with the obligations under our equity compensation plans and, if so desired, for other valid corporate purposes. Without this we will be limited in our ability to repurchase shares over the next several years.

To accomplish this movement of revaluation reserve to distributable reserves, we are asking our shareholders to approve two amendments to Cimpress’ articles of association to increase and then immediately decrease the nominal value of our ordinary shares and preferred shares (which is currently EUR 0.01 per share) in order to convert EUR 849,874,489 of legal revaluation reserve to distributable reserves on our Dutch statutory balance sheet.

Background

As a Dutch company, we submit to our shareholders and file with the Trade Register of the Dutch Chamber of Commerce statutory financial statements that we prepare for each fiscal year in accordance with Dutch law, which we refer to as Dutch Annual Accounts. Our Dutch Annual Accounts have historically been prepared in accordance with Dutch generally accepted accounting principles, or Dutch GAAP. These Dutch Annual Accounts are different from our financial statements contained in our Annual Reports on Form 10-K for each fiscal year that we prepare in accordance with U.S. GAAP, as required by United States law and Nasdaq listing standards for companies with securities listed on U.S. stock markets.

We are converting the accounting principles that we apply in our Dutch Annual Accounts from Dutch GAAP to International Financial Reporting Standards as adopted by the European Union, or EU-IFRS, in order to better align our various financial reporting requirements. In accordance with IFRS 1 “First time adoption of the International Financial Reporting Standards,” the effective date for this accounting change is July 1, 2016, and as such our historical Dutch Annual Accounts will be restated to EU-IFRS. We will seek shareholder approval of the first set of EU-IFRS Dutch Annual Accounts for the periods ended June 30, 2018 and 2017 at our next annual general meeting of shareholders to be held in the autumn of 2018. As part of this first-time adoption of EU-IFRS for our Dutch Annual Accounts, we plan to recognize our subsidiaries at fair value for the Cimpress N.V.-only financial statements, which we anticipate will result in an increase of shareholders' equity, classified as a legal revaluation reserve (herwaarderingsreserve), of approximately $1.5 billion - $1.9 billion upon adoption. We wish to convert part of this legal revaluation reserve to a distributable reserves class to provide us greater flexibility to allocate our capital in ways that we believe will benefit our business and our shareholders, including for repurchases of our ordinary shares in connection with the obligations under our equity compensation plans.

For clarity, the conversion of our Dutch Annual Accounts to EU-IFRS as described in this Background and Overview relates only to the statutory financial statements we prepare in accordance with Dutch law and has no effect on the U.S. GAAP financial statements that we report in our filings with the U.S. Securities and Exchange Commission.

Amendments to our articles and conversion of revaluation reserves

Converting the revaluation reserve created by the increase in our shareholders' equity under EU-IFRS to a distributable reserves class requires two successive amendments to Cimpress’ articles of association, both of which require the approval of our shareholders:

1.
First, we would amend article 4.1 of our articles of association to increase our authorized capital from EUR 2,000,000 to EUR 3,858,000,000 and the nominal value of each of our authorized ordinary shares and preferred shares from EUR 0.01 per share to EUR 19.29 per share (the "Nominal Capital Increase Amendment"). We would make no change to the number of our authorized shares, which would remain 100,000,000 ordinary shares and 100,000,000 preferred shares. We would use the revaluation reserve to fund the portion of the increase of the nominal value attributable to our issued ordinary shares in accordance with section 2:390 (2) of the Dutch Civil Code, thus converting the revaluation reserve to nominal value. The amount by which the nominal value is increased, by converting part of the revaluation reserve, is equal to the amount that would subsequently be allocated to the share premium reserve (and thus would provide for an increase in our distributable reserves) when we effect the Nominal Capital Decrease Amendment described below.

2.
Then, contingent on shareholders’ approval of the Nominal Capital Increase Amendment, we would amend article 4.1 of our articles of association a second time to decrease our authorized capital from EUR 3,858,000,000 back to EUR 2,000,000 and the nominal value of each of our authorized ordinary shares and preferred shares from EUR 19.29 per share back to EUR 0.01 per share (the "Nominal Capital Decrease Amendment"). We would make no change to the number of our authorized shares, which would remain 100,000,000 ordinary shares and 100,000,000 preferred shares. This amendment would have the effect of decreasing our nominal share capital. The amount of this decrease will not be repaid to our shareholders, and EUR 849,874,489 of the decrease that is attributable to our issued ordinary shares would be allocated to our share premium reserve, thereby increasing our distributable reserves by EUR 849,874,489.

If our shareholders approve the Nominal Capital Increase Amendment and Nominal Capital Decrease Amendment, the decrease of our authorized share capital pursuant to the Nominal Capital Decrease Amendment will be subject to an additional procedure under Dutch law. According to Dutch law, the resolution of the extraordinary general meeting of shareholders to decrease the nominal value of the shares in the capital of Cimpress must be filed with the Trade Register of the Dutch Chamber of Commerce, and a notice of such filing must be published in a Dutch national daily newspaper. During a period of two months after such publication, Cimpress’ creditors may oppose the resolution to decrease the nominal value of our shares. Pursuant to section 2:100(5) of the Dutch Civil Code, the resolution to decrease the company’s nominal share capital is effective only after the expiration of the two-month period or, in the event of any creditors' opposition, after all objections are withdrawn or removed.

Once the resolution to decrease the capital of Cimpress becomes effective in accordance with section 2:100(5) of the Dutch Civil Code, the following would occur immediately in succession: (i) the execution of the deed of amendment to our articles of association effecting the Nominal Capital Increase Amendment and (ii) the execution of the deed of amendment to our articles of association effecting the Nominal Capital Decrease Amendment.

The Nominal Capital Increase Amendment and Nominal Capital Decrease Amendment, if approved by our shareholders, will have no impact on shareholders' rights with respect to their ordinary shares, and our ordinary shares will continue to be traded on the Nasdaq Global Select Market under the ticker symbol "CMPR."

Reasons for the Nominal Capital Increase Amendment and Nominal Capital Decrease Amendment

The primary purpose of the Nominal Capital Increase Amendment and the Nominal Capital Decrease Amendment is to allow Cimpress to convert EUR 849,874,489 of the revaluation reserve associated with the conversion of our Dutch Annual Accounts from Dutch GAAP to EU-IFRS and the valuation of our subsidiaries at fair value into distributable reserves to give us greater flexibility to allocate our capital in ways that we believe will benefit our business and our shareholders. In particular, our Management Board and Supervisory Board believe that we would benefit from having distributable reserves available for repurchases of our ordinary shares in connection with the obligations under our equity compensation plans and, if so desired, for capital acquisitions or similar transactions and other valid corporate purposes. If the Management Board believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us and our shareholders. However, the proposed increase in our distributable reserves would not necessarily mean that we will use all or any of the reserves to repurchase our ordinary shares. Our Supervisory Board and Management Board will analyze many factors relating to a repurchase decision, including our ability to use operating cash flow or debt to repurchase shares while taking into account our debt covenants and other uses for our cash or debt capacity, general shareholder concentration, and liquidity concerns, as well as other items. In addition, under Dutch law, the number of our ordinary shares that we or our subsidiaries acquire may never exceed 50% of the total number of our issued shares.

In Proposal 1 below, we are asking our shareholders to approve the Nominal Capital Increase Amendment, and in Proposal 2 below, we are asking our shareholders to approve the Nominal Capital Decrease Amendment. Both proposals should be read in conjunction, and the implementation of each proposal is conditioned upon shareholder approval of the other proposal.

We may elect to abandon the proposed amendments before the date of the meeting and not effect the revisions to our articles of association in our sole discretion if we believe doing so would be in the best interests of Cimpress or its shareholders.

PROPOSAL 1 - APPROVAL OF NOMINAL CAPITAL INCREASE AMENDMENT
TO ARTICLES OF ASSOCIATION

By the proposal of our Management Board, which has been approved by our Supervisory Board, we propose to amend article 4.1 of our articles of association to increase our authorized capital from EUR 2,000,000 to 3,858,000,000 and the nominal value of each of our authorized ordinary shares and preferred shares from EUR 0.01 per share to EUR 19.29 per share. There will be no change to the number of our authorized shares, which would remain 100,000,000 ordinary shares and 100,000,000 preferred shares. Currently, no preferred shares are outstanding.

Concurrent with the approval of the Nominal Capital Increase Amendment, we are also asking our shareholders to approve the subsequent Nominal Capital Decrease Amendment as described in more detail in the Background and Overview section above and Proposal 2 below.

If our shareholders approve both this Proposal 1 and Proposal 2 below, and the resolution to decrease the capital of Cimpress becomes effective in accordance with section 2:100(5) of the Dutch Civil Code (following the creditor objection period), then the Nominal Capital Increase Amendment described in this Proposal 1 will be effected by the execution of the notarial deed of amendment to our articles of association. By voting in favor of this Proposal 1, our shareholders designate each member of our Management Board and each civil-law notary (notaris), prospective civil-law notary (kandidaat-notaris) and notarial paralegal of Stibbe N.V. in Amsterdam, our Dutch law firm, to make any adjustments that are necessary as well as to sign and execute the notarial deed of amendment to our articles of association to effectuate the Nominal Capital Increase Amendment and to undertake all other activities as the authorized person deems necessary or useful. The text of this deed of amendment effecting the Nominal Capital Increase Amendment is attached as Appendix A to this proxy statement and is also available for inspection by our shareholders at Cimpress’ offices and on our website (http://proxy.ir.CIMPRESS.com) from the date of notice convening this extraordinary general meeting.

If either this Proposal 1 or Proposal 2 below is not approved, then we will not amend our articles of association, and the nominal value of our ordinary shares and preferred shares will remain unchanged.

The Management Board and Supervisory Board recommend that you vote FOR the Nominal Capital Increase Amendment to our articles of association.

PROPOSAL 2 - APPROVAL OF NOMINAL CAPITAL DECREASE AMENDMENT
TO ARTICLES OF ASSOCIATION

By the proposal of our Management Board, which has been approved by our Supervisory Board, we propose to amend article 4.1 of our articles of association a second time, immediately following the Nominal Capital Increase Amendment, in order to decrease our authorized capital from to 3,858,000,000 back to EUR 2,000,000 and decrease the nominal value of each of our authorized ordinary shares and preferred shares from EUR 19.29 per share to EUR 0.01 per share. There will be no change to the number of our authorized shares, which would remain 100,000,000 ordinary shares and 100,000,000 preferred shares.

If our shareholders approve both this Proposal 2 and Proposal 1 above, and the resolution to decrease the capital of Cimpress becomes effective in accordance with section 2:100(5) of the Dutch Civil Code (following the creditor objection period), then the Nominal Capital Decrease Amendment described in this Proposal 2 will be effected by the execution of the notarial deed of amendment to our articles of association. By voting in favor of this Proposal 2, our shareholders designate each member of our Management Board and each civil-law notary (notaris), prospective civil-law notary (kandidaat-notaris) notarial paralegal of Stibbe N.V. in Amsterdam, our Dutch law firm, to make any adjustments that are necessary as well as to sign and execute the notarial deed of amendment to our articles of association to effectuate the Nominal Capital Decrease Amendment and to undertake all other activities as the authorized person deems necessary or useful. The text of this deed of amendment effecting the Nominal Capital Decrease Amendment is attached as Appendix B to this proxy statement and is also available for inspection by our shareholders at Cimpress’ offices and on our website (http://proxy.ir.CIMPRESS.com) from the date of notice convening this extraordinary general meeting.

If either this Proposal 2 or Proposal 1 above is not approved, then we will not amend our articles of association, and the nominal value of our ordinary shares and preferred shares will remain unchanged.

The Management Board and Supervisory Board recommend that you vote FOR the Nominal Capital Decrease Amendment to our articles of association.

OTHER MATTERS

Our Management Board and Supervisory Board do not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, then, to the extent permitted by applicable law, the persons named as proxies may vote, or otherwise act, in accordance with their judgment on such matters.

APPENDIX A
Nominal Capital Increase Amendment

Draft

DEED OF AMENDMENT OF
THE ARTICLES OF ASSOCIATION
CIMPRESS N.V.
(informal translation) This is a translation into English of the official Dutch version of the deed of amendment of the articles of association (akte van statutenwijziging). In the event of a conflict between the English and Dutch texts, the Dutch text shall prevail.

Today,
appeared before me, [Manon Anna Justina Cremers, civil law notary in Amsterdam]:
[__]
The appearing person declared as follows:

•
the articles of association of Cimpress N.V., a public limited company (naamloze vennootschap) having its seat in Venlo, its address at Hudsonweg 8, 5928 LW Venlo and registered in the trade register under number 14117527 (the "company"), were lastly amended by deed executed on the fourteenth of January two thousand and fifteen before M.A.J. Cremers, civil law notary in Amsterdam;

•	the general meeting of the company resolved to amend the articles of association of the company partially;

•	furthermore, it was decided to authorize the appearing person to effect such amendment of the articles of association; and

•	that these resolutions are evidenced by a copy of [an extract of] the minutes of the relevant meeting to be attached to this deed.
Subsequently, the appearing person declared to amend the articles of association of the company partially, in pursuance of the referred resolutions, so:
Article 4 paragraph 1 will read as follows:

1.
The company's authorized capital amounts to three billion eight hundred and fifty-eight million euros (EUR 3,858,000,000) and is divided into one hundred million (100,000,000) ordinary shares and one hundred million (100,000,000) preferred shares, each share with a nominal value of nineteen euros and twenty-nine cents (EUR 19.29).

Final statement
Finally, the appearing person declared that upon the current amendment of the articles of association taking effect the issued and paid-up capital will amount to [__].
The increase in the nominal value of the issued ordinary shares is paid-up by converting part of the revaluation reserve in the amount of [__] into nominal share capital in accordance with section 2:390 (2) of the Dutch Civil Code.
Final clause
This deed was executed in [Amsterdam] today.
The substance of this deed was stated and explained to the appearing person.

The appearing person declared not to require a full reading of the deed, to have taken note of the contents of this deed and to consent to it.
Subsequently, this deed was read out in a limited form, and immediately thereafter signed by the appearing person and myself, civil law notary, at

APPENDIX B

Nominal Capital Decrease Amendment

Draft

DEED OF AMENDMENT OF
THE ARTICLES OF ASSOCIATION
CIMPRESS N.V.
(informal translation) This is a translation into English of the official Dutch version of the deed of amendment of the articles of association (akte van statutenwijziging). In the event of a conflict between the English and Dutch texts, the Dutch text shall prevail.

Today,
appeared before me, [Manon Anna Justina Cremers, civil law notary in Amsterdam]:
[__].
The appearing person declared as follows:

•
the articles of association of Cimpress N.V., a public limited company (naamloze vennootschap) having its seat in Venlo, its address at Hudsonweg 8, 5928 LW Venlo and registered in the trade register under number 14117527 (the "company"), were lastly amended by deed executed today before [M.A.J. Cremers, civil law notary in Amsterdam];

•
the general meeting of the company resolved to amend the articles of association of the company partially, which amendment includes a decrease of the nominal value of the ordinary shares and preferred shares in the capital of the company;

•	furthermore, it was decided to authorize the appearing person to effect such amendment of the articles of association;

•	that these resolutions are evidenced by a copy of [an extract of] the minutes of the relevant meeting to be attached to this deed;

•	that the resolution to decease the capital of the company has been filed with the trade register where the company is registered on [__];

•	that the filing has been announced in the Dutch national newspaper [__] on [__];

•	that the trade register where the company is registered confirmed in writing that the resolution to decrease the company's capital has been open for inspection by the public since [__]; and

•	the court clerk of the district court Limburg issued a statement evidencing that no creditors of the company have filed objections to the contemplated capital decrease.
Subsequently, the appearing person declared to amend the articles of association of the company partially, in pursuance of the referred resolutions, so:
Article 4 paragraph 1 will read as follows:

1.
The company's authorized capital amounts to two million (2,000,000) and is divided into one hundred million (100,000,000) ordinary shares and one hundred million (100,000,000) preferred shares, each share with a nominal value of one eurocent (EUR 0.01).

Final statement
Finally, the appearing person declared that immediately prior to the current amendment of the articles of association taking effect, the issued and paid-up capital amounted to [__], consisting of [__] ordinary shares, each with a nominal value of nineteen euros and twenty-nine cents (EUR 19.29).
Upon the current amendment of the articles of association taking effect, the issued and paid-up capital will amount to consisting of [__] ordinary shares, each with a nominal value of one eurocent (EUR 0.01).
The aggregate amount of the decrease of the nominal value of the issued ordinary shares amounts to [__]; this amount is allocated to the share premium reserve of the company.
Final clause
This deed was executed in [Amsterdam] today.
The substance of this deed was stated and explained to the appearing person.
The appearing person declared not to require a full reading of the deed, to have taken note of the contents of this deed and to consent to it.
Subsequently, this deed was read out in a limited form, and immediately thereafter signed by the appearing person and myself, civil law notary, at

APPENDIX C

Form of Proxy

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CIMPRESS N.V.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT BOARD

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS – APRIL 25, 2018

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Sean Quinn and Kathryn Leach, and each of them with full power of substitution, as proxies to represent and vote as designated hereon all ordinary shares of Cimpress N.V. (the "Company") that the undersigned would be entitled to vote if personally present at the Extraordinary General Meeting of Shareholders of the Company on Wednesday, April 25, 2018, at the offices of Stibbe N.V., Beethovenplein 10, 1077 WM, Amsterdam, the Netherlands commencing at 10:00 a.m. Central European Time and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE EXTRAORDINARY GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Extraordinary General Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

CIMPRESS N.V.

IMPORTANT EXTRAORDINARY MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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C123456789

000000000.000000 ext 000000000.000000 ext
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Extraordinary General Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Supervisory Board and Management Board recommend that you vote FOR proposals 1 and 2.

C 1234567890 JNT
1 U P X 3 7 4 1 8 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND